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Carolina Power & Light Company                  Bonnie V. Hancock
P.O. Box 1551                                   Vice President - Accounting
Raleigh, NC  27602                                 and Controller


                                        March 19, 1997



Securities and Exchange Commission
450 5th Street, NW
Judiciary Plaza
Washington, DC  20549

Gentlemen:

Pursuant to the General Instructions to Form 10-K, please be advised that the financial statements contained in the 1996 Form 10-K of Carolina Power & Light Company do not reflect any changes from the preceding year in accounting principles or practices or in the method of applying any such principles or practices.

                                        Sincerely yours,



                                        /s/ Bonnie V. Hancock